Exhibit 3.1(i)

                                                  State of Nevada "FILED" Stamp]

                                                                           FILED
                                                            IN THE OFFICE OF THE
                                                       SECRETARY OF STATE OF THE
                                                                 STATE OF NEVADA
                                                                     JUN 16 1977

                                              WM. SWACKHAMER  SECRETARY OF STATE

                                                              /S/  WM SWACKHAMER
                                                                     NO  2632-77

                            ARTICLES OF INCORPORATION

                                       OF

                                  TURINCO, INC.

         For the purpose of forming this corporation under the laws of the State of Nevada, the undersigned incorporators hereby state:


                                  ARTICLE FIRST

                                      Name

         The name of the corporation is:

                                  Turinco, Inc.


                                 ARTICLE SECOND

         The purpose for which the corporation is formed are:
                  (a)      To engage in any lawful business activity from time
                           to   time    authorized or approved by the board of
                           directors of this corporation;
                  (b) To act a principal, agent, partner or joint venturer or in any other legal capacity in any transaction;
                  (c)      To do business anywhere in the world; and
                  (d) To have and exercise all rights and powers from time to time granted to a corporation by law.

         The above purpose clauses shall not be limited by reference to or inference from one another, but each purpose clause shall be construed as a separate statement conferring independent purposes and powers upon the corporation.

         The duration of this corporation shall be perpetual.

                                  ARTICLE THIRD

                                    Location

         The county in the State of Nevada where the principal office for the transaction of the business of the corporation is located is the County of Clark, and the address of the principal office is; 3890 South Swenson, Suite 100, Las Vegas, Nevada 89109


                                 ARTICLE FOURTH

                                    Directors

         The number of directors of the corporation is three until changed by an amendment of these Articles of Incorporation or a by-law duly adopted by the shareholders of the corporation.


                                  ARTICLE FIFTH

                   Names of First Directors and Incorporators

         The names and addresses of the persons who are appointed to act as first directors of the corporation, who are also the incorporators, are:

Joseph R. Laird, Jr.
3890 South Swenson, Suite 100
Las Vegas, Nevada  89109

Kenneth J. Fisher
3890 South Swenson, Suite 100
Las Vegas, Nevada  89109

Patricia J. Laird
3890 South Swenson, Suite 100
Las Vegas, Nevada  89109


                                  ARTICLE SIXTH

                                      Stock

         The corporation is authorized to issue only one class of stock, which shall be designated Capital Stock.

         The total number of shares of Capital Stock that the corporation is authorized to issue is 100,000 shares. The aggregate par value of all of said shares is $25,000.00, and the par value of each such share is $0.25.

         IN WITNESS  WHEREOF,  the undersigned  incorporators,  who are also the
first   directors  of  the   corporation,   have  executed   these  Articles  of
Incorporation on June 7, 1977.

                                       /s/         Joseph R. Laird, Jr.
                                       --------------------------------
                                                   Joseph R. Laird, Jr.

                                       /s/           Kenneth J.  Fisher
                                       --------------------------------
                                                    Kenneth  J.  Fisher

                                      /s/        Patricia   J.    Laird
                                      ---------------------------------
                                                 Patricia    J.   Laird

STATE OF CALIFORNIA                 )
                                            )        SS
COUNTY OF LOS ANGELES               )

         On this 7th day of June, 1977, before me, the undersigned, a Notary Public in and for the said County and State, residing therein, duly commissioned and sworn, personally appeared Joseph R. Laird, Jr., Kenneth J. Fisher, and Patricia J. Laird, known to me to be the persons whose names are subscribed to the within Articles of Incorporation, and acknowledged to me that they executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARY SEAL]                                        /s/ K. Edward Smith
                                                     -------------------
                                                       Notary Public

                            ARTICLES OF INCORPORATION
                                       OF

                                  TURINCO, INC.



                             FILED AT THE REQUEST OF

                              Joseph R. Laird, Jr.
                                   Law Offices
                              16055 Venturea Blvd.
                                    Suite 625
                            Encino, California 91436


                                  June 16, 1977

                              /s/ Wm D. Swackhamer,
                      WM. D. SWACKHAMER, SECRETARY OF STATE


                        --------------------------------
                         (BY) DEPUTY SECRETARY OF STATE

                                   NO 2632-77
                               FILING FEE $ 25.00
                                      -----







                                                               [Graphic Omitted]
                                                                 State of Nevada
                                                                  "FILED"  Stamp


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                  TURINCO, INC.

We the  undersigned,  David  Colette,  President  and Vicki Riche,  Secretary of
Turinco, Inc., do hereby certify: That the Board of Directors of said corporation at a meeting duly convened, held on the 16th October, 1998 adopted a resolution to amend the original articles as follows:

Article IV which presently reads as follows:
                                  ARTICLE FOUR

                                    Directors
         The number of directors f the corporation is three until changed by an amendment of these Articles of Incorporation or a by-law duly adopted by the shareholders of the corporation.

Is hereby amended to read as follows:

                                  ARTICLE FOUR

                                    DIRECTORS

         The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allowed by law. Any action taken in good faith, shall be deemed appropriate and in each instances where the Articles of Incorporation so authorized, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein. The Board of Directors may consist of from one (1) to nine (9) directors, as determined from time to time, by the then existing Board of Directors.

ARTICLE VI which presently reads as follows:

                                   ARTICLE SIX

                                      STOCK
         The corporation is authorized to issue only one class of stock, which shall be designated Capital Stock. The total number of shares of Capital Stock that the corporation is authorized to issue is 100,000 shares, The aggregate par value of all of said shares is $25,0000.00 and the par of such share is $0.25.


Is hereby amended to read as follows:
                                   ARTICLE SIX

                            AUTHORIZED CAPITAL STOCK

         The total authorized capital stock of the Corporation is 100,000,000 share of Common Stock, with a par value of $0.001 (1 mil). All stock when issued shall be deemed fully paid and non-assessable. No cumulative voting on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose. The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time determine. Shareholders shall not have preemptive rights to acquire unissued shares of the stock of this Corporation.

                  THE FOLLOWING NEW ARTICLES ARE HEREBY ADOPTED


                                  ARTICLE NINE
                                COMMON DIRECTORS

         As provided by Nevada  Revised  Status  78.140,  without  repeating the section in full here, the same is adopted and no contact or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provision of this code section cited as it now exists, allowing such transactions, is hereby interpreted to provide the greatest latitude in its application.




                                   ARTICLE TEN
                       LIABILITY OF DIRECTORS AND OFFICERS

         No Director Officer or Agent, to include counsel, shall be personally liable to the Corporation or its Stockholders for monetary damage for any breach or alleged breach of fiduciary or professional duty by such person acting in such capacity, It shall be presumed that in accepting the position as an Officer, Director, Agent or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specially covered by this Article, shall be liable to the extent provided by applicable law, for acts or omission which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300.





                                ARTICLE FOURTEEN
           ELECTION REGARDING NRS 78.378 - 78.3793 AND 78.411 - 78.444

         This corporation shall NOT be governed by nor shall the provisions of NRS 78.378 through and including 78.3793 and NRS 78.411 through and including
78.444 in any way whatsoever affect the management, operation or be applied in this Corporation. This Article may only be amended by a majority vote of not less than 90% of the then issued and outstanding share of the Corporation. A quorum of outstanding shares for voting on an Amendment to this article shall not be met unless 95% or more of the issued and outstanding shares are present at a properly called and notices meeting of the Stockholders. The super-majority set-forth in this Article only applies to any attempted amendment to this Article.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 652,000; that the said change(s) and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


/s/  David Colette
--------------------------------------------

/s/ John Riche
--------------------------------------------



/s/ Lynn Noerring
--------------------------------------------


State of Utah
County of Salt Lake
On November 9, 1998, personally appeared before me, a Notary Public, David Colette, JM Riche and Lynn Noerring who acknowledged that they executed the above instrument.

[Notary Seal}                                     /s/ Jackie Long
                                               -------------------------------
                                                      Notary Public